FILED PURSUANT TO RULE 424(b)(3)
                                                     REGISTRATION NO. 33-55803

PRICING SUPPLEMENT NO. 43
DATED OCTOBER 2, 1995 TO
PROSPECTUS DATED DECEMBER 14, 1994
AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 13, 1995


                     AMERICAN GENERAL FINANCE CORPORATION
                          MEDIUM-TERM NOTES, SERIES D
                                 (FIXED RATE)

                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


DATE OF ISSUE:  October 5, 1995                       X       BOOK-ENTRY NOTES
                                                            CERTIFICATED NOTES

                                                         CUSIP NO. 02635P JM 6

                                                                     Per Annum
Principal Amount                 Maturity Date                   Interest Rate

$5,000,000                      October 4, 2002                          6.58%













The aggregate principal amount of this offering is $5,000,000. Medium-Term Notes, Series D ("Notes"), may be issued by the Company in the aggregate principal amount of up to $500,000,000. To date, including this offering, an aggregate of $395,000,000 of offers to purchase Notes have been accepted.


                 _____________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.